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                                                                  EXHIBIT 23.1


                         CONSENT OF ERNST & YOUNG LLP








We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-42145) pertaining to The A Consulting Team, Inc. 1997 Stock Option and Award Plan of our report dated January 30, 1998 with respect to the financial statements of The A Consulting Team, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.





New York, New York


June 23, 1998